Exhibit 99.2

SPIRIT REALTY CAPITAL AND COLE CREDIT PROPERTY TRUST II TO MERGE TO CREATE

SECOND LARGEST PUBLICLY TRADED TRIPLE-NET-LEASE REIT WITH A

PRO FORMA ENTERPRISE VALUE OF $7.1 BILLION

Transaction Accelerates Spirit Realty’s Strategy, Creates a Larger, More Diversified Portfolio and

Strengthens Spirit Realty’s Balance Sheet

CCPT II Shareholders to Realize Full Liquidity with No Lockup at an Attractive Valuation and Ongoing

Upside Opportunity in the Combined Company

PHOENIX, AZ – January 22, 2013 – Spirit Realty Capital, Inc. (NYSE: SRC), (“Spirit Realty”), and Cole Credit Property Trust II (“CCPT II”) announced today that their Boards of Directors have unanimously approved a definitive agreement to merge their companies to create the second largest publicly traded triple-net-lease REIT in the United States with a pro forma enterprise value of approximately $7.1 billion.

The combined company, which will retain the Spirit Realty name and trade on the New York Stock Exchange under the ticker symbol “SRC,” will own or have an interest in 2,012 properties in 48 states. It will have a significantly enhanced scale and scope, a more broadly diversified portfolio of high-quality real estate assets and enhanced access to capital. The current management team of Spirit Realty will lead the combined company. The transaction is expected to close in the third quarter of 2013.

“This merger significantly accelerates Spirit Realty’s business strategy and better positions us to deliver long-term value to our shareholders,” said Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty. “CCPT II’s portfolio represents one of the largest and highest-quality portfolios of net lease assets. The addition of CCPT II’s portfolio effectively doubles the size of our portfolio. As a result, the merger further diversifies us both geographically and by industry, reduces our tenant concentration, improves the overall credit quality of our portfolio and increases operating efficiency. We also expect the merger to enhance our access to the capital markets and better position us to take advantage of consolidation opportunities in the net lease space. We are excited about the outlook for the triple-net industry and about our position in it, and we look forward to delivering attractive and stable value to shareholders of our combined company.”

Christopher H. Cole, Founder and Executive Chairman of Cole, said “The independent directors of the CCPT II Board, with the assistance of legal and financial advisors, thoroughly evaluated potential options to maximize value for our shareholders. We are confident that this transaction is in the best interest of all shareholders. As of the date of this announcement, it represents a positive cumulative total return on their investment and provides an opportunity for liquidity in what will be one of the largest publicly traded net lease REITs. Despite operating through a challenging time in the real estate cycle, we are pleased with the value this provides our investors. Our disciplined investment philosophy of acquiring high-quality, income producing properties, net-leased to long term creditworthy tenants, was the foundation that allowed the CCPT II portfolio of assets to deliver great results. With this transaction, Spirit Realty shareholders will own a best-in-class portfolio.”

The merger of Spirit Realty and CCPT II creates a number of significant financial and operational benefits:

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Additional Size and Scale: The combination of the Spirit Realty and CCPT II portfolios will create a sector-leading public company with 2,012 properties across 48 states. The company will have the added scale and financial flexibility to competitively pursue additional properties and generate increased capital appreciation from its targeted real estate investments.

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Broadened Tenant Credit Profile: The combined portfolio will consist of sub-investment grade, investment grade and non-rated properties. Spirit Realty’s investment strategy will be expanded with the addition of CCPT II’s portfolio. The new portfolio will have a broader, more diverse credit profile with attractive risk/return characteristics that Spirit Realty believes will offer more opportunities for value creation. The lease profile of the combined company will be highly attractive, consisting of many investment grade tenants and a weighted average lease term of 10.6 years, supported by Spirit Realty’s proven and disciplined credit analysis and investment process.

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Diversified Tenant Base: The top ten tenants of the combined portfolio will represent approximately 37% of the total portfolio, down from approximately 52% in Spirit Realty’s standalone portfolio. The largest tenant will represent approximately 16% of the total portfolio.

Additionally, lease revenues will be more broadly diversified across industries and geography. Further, approximately 19% of the rental revenue of the combined portfolio will come from tenants with investment grade ratings.

•

Operating Expenses Absorbed Across a Larger Portfolio: By doubling the size of the portfolio without significantly increasing administrative expenses and assuming CCPT II’s asset manager function, the company will achieve materially greater operating efficiencies.

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Increased Financial Strength and Flexibility: As a larger company, the new company will be able to optimize its balance sheet and employ cost-effective equity and debt financing available in the public markets, generating higher growth metrics while increasing stability.

Pursuant to the terms of the merger agreement, Spirit Realty shareholders will receive a fixed exchange ratio of 1.9048 CCPT II shares for each share of Spirit Realty common stock owned (equates to 0.525 Spirit Realty shares for each share of CCPT II). The combined company will immediately list its common shares on the NYSE and will trade under Spirit Realty’s existing ticker SRC. Based on Spirit Realty’s closing price of $17.82 per share on January 18, 2013, the exchange ratio implies a value of $9.36 per
CCPT II share and reflects a positive cumulative total return including dividends of 20-42% for shareholders of CCPT II, depending on the shareholder holding period. When compared to the volume weighted average price of Spirit’s share price from the date of its inclusion in the Russell 2000 Index through the closing price on January 18, 2013, which was $17.66, the exchange ratio implies a value of $9.27 per CCPT II share. Based on the volume weighted average price of Spirit Realty over the last 20 trading days of $17.47 per share, the exchange ratio implies a value of $9.17 per CCPT II share. Following the close, CCPT II shareholders are expected to own approximately 56% and Spirit Realty shareholders approximately 44% of the common shares of the combined REIT. Spirit Realty’s largest shareholders, Macquarie Capital and TPG-Axon, who together own approximately 15% of Spirit Realty, have executed agreements that state their intention to vote in favor of the transaction.

The transaction is expected to be slightly accretive to Spirit Realty’s funds from operations per share following closing, pending completion of the company’s purchase accounting analysis. Shareholders can expect to continue to see, without disruption, a dividend distribution from their investment. CCPT II will pay no internalization fee or transaction fees to Cole.

The combined company will continue to employ Spirit Realty’s proven credit analysis and asset management skill set. The combined company will have a nine-member board of directors, seven of whom will be existing board members of Spirit Realty and two who will be representatives from CCPT II.

The completion of the transaction is subject to the receipt of approval of the majority of shares outstanding of Spirit Realty and CCPT II and customary regulatory approvals and closing conditions. A joint proxy statement/prospectus will be filed on Form S-4 with the Securities and Exchange Commission, which will describe the proposed merger.

Barclays served as financial advisor to Spirit Realty, and Latham & Watkins LLP served as legal advisor to Spirit Realty.

Morgan Stanley and UBS Investment Bank served as financial advisors to CCPT II, and Goodwin Procter LLP served as legal advisor to CCPT II. Gleacher & Company served as financial advisor to the Special Committee of CCPT II and Ropes & Gray LLP served as legal advisor to the Special Committee of CCPT II.

About Spirit Realty

Spirit Realty Capital was formed in 2003 to acquire single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

About Cole Credit Property Trust II, Inc.

Cole Credit Property Trust II, Inc. is a non-traded, SEC-registered REIT that invests primarily in high-quality, freestanding, single-tenant buildings net leased to investment grade and other creditworthy tenants throughout the United States. These are typically necessity retailers including drug stores, family restaurants and home improvement stores among others.

Additional Information and Where to Find It

In connection with the proposed transaction, CCPT II expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of CCPT II and Spirit that also constitutes a prospectus of Spirit Realty. CCPT II and Spirit Realty also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Spirit Realty and CCPT II with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Spirit Realty with the SEC will be available free of charge on Spirit Realty’s website at www.spiritrealty.com or by directing a written request to Spirit Realty Capital, Inc., 16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, Attention: Investor Relations. Copies of the documents filed by CCPT II with the SEC will be available free of charge by directing a written request to Cole Credit Property Trust II, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Spirit Realty, and Cole operate and beliefs of and assumptions made by Spirit Realty management and CCPT II management, involve risks and uncertainties that could significantly affect the financial results of Spirit Realty or CCPT II or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Spirit Realty and CCPT II, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates, (iii) changes in the real estate markets, (iv) continued ability to source new investments, (v) increased or unanticipated competition for our properties, (vi) risks associated with acquisitions, (vii) maintenance of real estate investment trust status, (viii) availability of financing and capital, (ix) changes in demand for developed properties, (x) risks associated with achieving expected revenue synergies or cost savings, (xi) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (xii) those additional risks and factors discussed in reports filed with the SEC by Spirit Realty and CCPT II from time to time. Neither Spirit Realty nor CCPT II undertakes any duty to update any forward-looking statements appearing in this document.

Participants in the Merger Solicitation

Spirit Realty and CCPT II and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Spirit Realty’s executive officers and directors in Spirit Realty’s final prospectus filed with the SEC on September 21, 2012. You can find information about CCPT II’s executive officers and directors in CCPT II’s definitive proxy statement filed with the SEC on April 13, 2012. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Spirit Realty or CCPT II using the sources indicated above.

Conference Call Information

Spirit Realty Capital will hold a conference call and webcast to discuss the merger on January 22, 2013, at 10:00 a.m. (Eastern Time). The call can be accessed live over the phone by dialing 866-730-5763 (toll-free domestic) or 857-350-1587 (international); passcode: 49299512. A live webcast of the conference call will be available on the Investor Relations section of Spirit Realty Capital’s website at www.spiritrealty.com. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 888-286-8010 (toll-free domestic) or 617-801-6888 (international); passcode: 73074984. The webcast will be archived on Spirit Realty Capital’s website for 30 days after the call.

Contacts for Spirit Realty	Contacts for CCPT II

Michael A. Bender	John Bacon
SVP, Chief Financial Officer	VP, Marketing
(480) 315-6634	Cole Real Estate Investments
InvestorRelations@spiritrealty.com	(602) 778-6057
jbacon@colecapital.com

Chuck Burgess / Chuck Dohrenwend	Paul Caminiti/Brooke Gordon/Samantha Verdile
The Abernathy MacGregor Group	Sard Verbinnen & Co
(212) 371-5999	(212) 687-8080
clb@abmac.com / cod@abmac.com

Eric Waters
Great Ink Communications
(212) 741-2977
eric.waters@greatink.com